NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA NAMES CHARLES L. HORN AS CHIEF FINANCIAL OFFICER

Veteran Selected for Extensive Accounting and Policy Skills, Public Company Experience

DALLAS, Texas – Dec. 1, 2009 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that Charles L. Horn has joined the company as executive vice president and chief financial officer effective December 7th.

A seasoned veteran, Horn has extensive accounting experience, particularly in industries with complex accounting policies, and has had lengthy experience in the management and oversight of auditing and regulatory responsibilities. Additionally, Horn previously served as chief financial officer for two large publicly traded companies, dealing extensively with both investors and Wall Street, and overseeing capital markets strategy, M&A, operations and other traditional CFO-related functions.

Horn’s prior position before joining Alliance Data was as CFO for Builders Firstsource, Inc., which sells building products to professional homebuilders. Horn was instrumental in taking the company public in 2005 and overseeing myriad acquisitions and re-financings, dividend recapitalizations, and a public debt offering. He also served as finance and treasury vice president for Pier 1 Imports’ retail operations where Horn had oversight of Pier 1’s private label credit card program and related operations, including the company’s international expansion efforts in the United Kingdom and Mexico. Prior to Pier 1, Horn held the CFO position for publicly traded Conquest Industries. He began his professional career as an audit manager for PricewaterhouseCoopers (formerly Price Waterhouse).

Ed Heffernan, Alliance Data president and chief executive officer, noted that Horn is an ideal candidate as the company’s new CFO based on the depth of his financial acumen and executive leadership experience, as well as his breadth of experience in different industries. In addition to Heffernan, Horn will serve as another liaison to the investment community.

“Charles’ well-rounded professional background will serve him well as Alliance Data’s new chief financial officer, and we’re excited to have him on board,” said Heffernan. “Among other key responsibilities, he will play a critical role in implementing new accounting changes and policies, and in serving as an additional face to investors. Also, with Alliance Data’s three businesses spanning diverse industries, Charles’ broad experience in various industries and sectors appealed to us. In fact, throughout his career, Charles has weathered through some incredibly difficult storms related to industry-specific issues as well as the broader macro-economic environment, so he’s earned his stripes, and that experience will be invaluable.

“From a broader context, over the last couple of years, Alliance Data has completed significant strategic tasks pertaining to divestitures, the redeployment of capital (e.g. stock repurchase program), operations and personnel. The hiring of Charles effectively completes this ‘change’ process, with the Company’s focus, capital structure and organizational structure being fully intact. As such, we are well positioned and fully focused on driving the next phase of growth for the business.”

Charles Horn, newly appointed chief financial officer, commented, “Alliance Data is a tremendous organization with a unique business model and enviable track record. I am excited to be joining a company that has had such an impressive run since its inception, from its business fundamentals and growth strategy, to its solid performance as a public company, to its operations, people and culture. I look forward to jumping in and playing a key role in helping Alliance Data execute on its business strategy and achieve its growth goals.”

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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